UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

Imunon, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of interim Chief Financial Officer

On June 29, 2026, Jeffrey Church informed Imunon, Inc. (the “Company”) of his intent to retire from the position of interim Chief Financial Officer (a position he has held since January of 2026), effective July 1, 2026 (the “Retirement Date”). To help ensure a smooth transition of his responsibilities to his successor, Mr. Church and the Company agreed that he will continue in a consulting role with the Company. The Company and Mr. Church amended the Consulting Agreement, effective July 1, 2026, pursuant to which, the Company agreed to pay Mr. Church a monthly retainer of $10,000 (that may be terminated upon 2 business days’ notice). Mr. Church’s departure is due to retirement and is without any disagreements with management.

Appointment of New Chief Financial Officer

As a result of Mr. Church’s retirement, effective July 1, 2026, the Company appointed Josh Blacher to serve as the Company’s new interim Chief Financial Officer under a master services agreement (the “Agreement”), dated June 24, 2026, between the Company and Danforth Health, Inc., a financial advisory services firm (“Danforth”). Mr. Blacher will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Blacher, age 54, currently serves as an employee of Danforth since September 2022, where he has worked as a chief financial officer in a consulting capacity for a number of life sciences companies as well as Managing Partner of Columbus Circle Capital LLC since August 2019. In his capacity as a consultant of Danforth, he has served as Chief Financial Officer of BullFrog AI Holdings, Inc. (Nasdaq: BFRG) since December 2024, among others. During his tenure at Columbus Circle Capital, Mr. Blacher has served as chief financial officer at several public and private companies. Prior to his tenure at Columbus Circle Capital, Mr. Blacher served as Chief Business Officer at Inmed Pharmaceuticals (Nasdaq: INM) from April 2018 to August 2019, as Chief Financial Officer of Therapix Biosciences (Nasdaq: TRPX) from April 2017 to April 2018, and as Chief Financial Officer at Galmed Pharmaceuticals (Nasdaq: GLMD) from October 2014 to March 2017. Earlier in his career, Mr. Blacher served in senior capacities at Teva Pharmaceuticals, Deutsche Asset Management and Morgan Stanley. Mr. Blacher holds a Bachelor of Arts in Economics from Yeshiva University and a Master of Business Administration in Finance from Columbia Business School.

Under the Agreement, the Company will pay Danforth $475 per hour for Mr. Blacher’s service as the Company’s Chief Financial Officer. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

The selection of Mr. Blacher to serve as principal financial officer and principal accounting officer was not pursuant to any arrangement or understanding between him and any other person. Mr. Blacher has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Services Agreement, dated June 24, 2026, by and between Imunon, Inc. and Danforth Health, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON INC.

Dated: June 30, 2026	By:	/s/ Susan Eylward
Susan Eylward
General Counsel and Corporate Secretary